UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On December 10, 2008, Gerald B. Thomas, a member of the board of directors of NTS Mortgage Income Fund (the “Company”), notified the Company that, effective as of December 31, 2008, he is retiring from the board. In light of Mr. Thomas’ impending retirement and in order to maintain a majority of independent directors on the board of directors, Brian F. Lavin notified the Company that he also intends to resign as a director of the Company effective December 31, 2008. Neither decision was the result of disagreement on any matter relating to the Company’s operations, policies or practices. The Company expresses its appreciation for the dedicated service and valuable contributions from Messrs. Lavin and Thomas during their respective tenures. The Company wishes Mr. Thomas well in his retirement. The Company is pleased that Mr. Lavin will continue to serve as its President. As a result of these resignations, effective December 31, 2008, the Company’s board of directors will be comprised of two independent directors, Robert Day and Robert Guimbarda, and one affiliated director, J.D. Nichols.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	December 17, 2008

3